Calculation of Filing Fee Tables
S-3
CARVANA CO.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	2	Equity	Class A Common Stock	457(r)			$ 685,932,897.00	0.0001476	$ 101,243.70
Fees Previously Paid	3	Equity	Class A Common Stock	457(r)			$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities	1	Equity	Class A Common Stock	415(a)(6)			$ 314,067,103.00			S-3	333-264391	04/20/2022	$ 34,610.20
			Total Offering Amounts:				$ 1,000,000,000.00		$ 101,243.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 101,243.70
Offering Note
[1]	The registrant previously filed a prospectus supplement, dated July 19, 2023 (the "First Prospectus Supplement") pursuant to the Registration Statement, which registered an aggregate of $1,000,000,000 of Class A Common Stock, par value $0.001 per share (our "Class A Common Stock"). As of the date of filing this amendment, shares of our Class A Common Stock having an aggregate offering price of up to $314,067,103 were not sold under the First Prospectus Supplement pursuant to Rule 415(a)(6). A registration fee of $36,410.20 was previously paid in connection with these unsold shares of Class A Common Stock. In accordance with Rule 415(a)(6), the entire amount of $314,067,103 is being carried forward and registered under this amendment. The filing fee of $101,243.70 being paid herewith relates to the newly registered shares of Class A Common Stock having an aggregate offering price of up to $685,932,897. The aggregate number of shares of Class A Common Stock to be sold pursuant to the Registration Statement shall not exceed $1,000,000,000 in the aggregate.

[2]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3ASR filed with the Securities and Exchange Commission on April 20, 2022 (File No. 333-264391) (the "Registration Statement").

[3]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement in accordance with Rule 457(r) under the Securities Act.